Exhibit 99.1

Safe & Green Holdings Announces LOI for
Transformative Acquisition of Olenox and Machfu.com

Strategic Transaction Introduces Game-Changing Energy and IoT Innovations,
Setting the Stage for Long-Term Shareholder Value

Michael McLaren appointed Chairman of Safe & Green

MIAMI—January 14, 2025 -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures, today announced the execution of a binding Letter of Intent (“LOI”) to acquire 100% of the outstanding securities of New Asia Holdings Inc. (OTCQB: NAHD) (“NAHD”). The acquisition includes a diversified energy company Olenox Corp. (“Olenox”), a wholly owned subsidiary of NAHD. The acquisition also includes Machfu.com (“Machfu”), a wholly owned subsidiary of Olenox, specializing in secure connectivity and automation solutions for industries such as oil & gas, utilities, and manufacturing.

Olenox’s operations include three vertically integrated business units: Oil & Gas Production, Energy Services, and Energy Technologies. Olenox specializes in acquiring and revitalizing underdeveloped energy assets, leveraging proprietary technologies and operational expertise to enhance production efficiency, lower costs, and minimize environmental impact.

Key achievements of Olenox include expanding production from 113 barrels of oil equivalent per day (BOE/day) to a projected 700 BOE/day through increased operational capacity and innovative technologies. By focusing on distressed and neglected oil and gas fields in Texas, Oklahoma, and Kansas, Olenox has created a scalable model that addresses industry inefficiencies while maintaining a strong commitment to sustainability. Following the acquisition of NAHD, Safe & Green will continue to maintain its current operations and fabrication of modular structures. In addition, the Company plans to leverage its existing facilities, including its Waldron facility in Durant, Oklahoma, to support its new operations in the oil and gas industry. Company management expects that this dual focus will enable the combined entity to achieve greater efficiencies and benefit from economies of scale across its business segments. This approach aligns with the Company’s overarching vision to lead advancements in sustainable energy, food, water, and shelter as essential pillars for fostering global resilience.

Olenox’s proprietary plasma pulse and ultrasonic cleaning tools set it apart from traditional energy players. These advanced technologies allow for cost-effective recovery of oil and gas while reducing the environmental footprint, ensuring alignment with global sustainability trends. Olenox’s Energy Services division, with its customized service rigs and reclamation capabilities, enhances the value of its production assets while generating additional revenue streams through third-party contracts.

Machfu.com is a trailblazer in the Industrial IoT sector. Its flagship product, the MachGateway®, and Edge-to-Enterprise™ software enable seamless integration of legacy systems with modern IoT platforms. With over 20,000 gateways deployed globally, Machfu has proven its ability to deliver real-time data analytics, predictive maintenance, and operational efficiency to industrial clients.

Machfu’s technology supports cost reduction and productivity gains by minimizing downtime and optimizing equipment performance. For example, its Bluetooth IoT gateways connect over 125 sensors per device, enabling scalable, low-cost solutions for monitoring and control in industrial environments. These capabilities directly address the growing demand for automation and digital transformation in energy and other key industries, creating high-margin recurring revenue opportunities for the combined entity.

In connection with the transaction, Michael McLaren, recently appointed CEO of Safe & Green, as well as founder and CEO of Olenox, will assume the additional role of Chairman of Safe & Green, succeeding Paul Galvin, who will remain on Safe & Green’s board of directors. McLaren brings decades of experience in energy production, sustainability, and innovation, making him uniquely positioned to lead the company’s expanded vision.

Newly appointed Chairman and CEO Michael McLaren

Michael McLaren stated, “We believe that the combination of Olenox and Machfu with Safe & Green will create a powerful, diversified entity with robust growth potential in both the energy and technology sectors. Olenox provides stable and growing revenues from its oil and gas assets, complemented by the scalability of Machfu’s recurring IoT revenue streams. We believe that this synergy will position the combined company to capture significant market opportunities in renewable energy, digital transformation, and industrial automation. By maintaining Safe & Green’s current modular operations, while leveraging facilities such as our Waldron facility to support oil and gas activities, we expect to achieve greater operational efficiencies and economies of scale. For Safe & Green shareholders, this transaction represents a strategic pivot toward high-growth markets. Olenox’s proven financial performance, including strong asset utilization and innovative technologies, enhances the Company’s equity position and profitability potential. Machfu’s advanced IoT capabilities further diversify the revenue base, providing exposure to a rapidly growing global market. I am honored to lead this next chapter and deeply appreciate Paul Galvin’s exceptional leadership and dedication. I look forward to working closely with Paul and the board to realize our shared vision.”

Paul Galvin added, “This transaction marks an exciting milestone for Safe & Green and its shareholders. The combination of Olenox and Machfu with Safe & Green creates a powerful, diversified entity with robust growth potential in both the energy and technology sectors. We expect that this transaction will expand the Company’s addressable markets, increase operational efficiencies, and position the combined entity as a leader in innovative, sustainable solutions. Importantly, we believe leveraging existing facilities to support both modular and oil and gas operations will maximize efficiency and drive economies of scale. Moreover, Olenox is already profitable and on a strong growth trajectory. By combining their operations with our own, I am confident this transaction will drive significant value for shareholders. Furthermore, we believe this transaction will help address the Company’s Nasdaq listing deficiency by strengthening our financial position. I am also thrilled to welcome Mike McLaren as Chairman as we enter this new phase of growth and innovation.”

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third-party and in-house developers, architects, builders, and owners in achieving faster execution, greener construction, and buildings of higher value. For more information, visit https://www.safeandgreenholdings.com/ and follow us at @SGHcorp on Twitter.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the Company’s letter of intent to acquire NAHD, including its subsidiary Olenox and Olenox’s subsidiary Machfu.com, closing of such acquisition, the Company’s plans to leverage its existing facilities to support the combined company’s operations in the oil and gas industries, Olenox’s proprietary plasma pulse and ultrasonic cleaning tools that allow for cost-effective recovery of oil and gas while reducing the environmental footprint, and Machfu’s MachGateway® and Edge-to-Enterprise™ software which enable seamless integration of legacy systems with modern IoT platforms, and the Company’s ability to maintain its Nasdaq listing. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully complete the transaction with NAHD, the timing to consummate the proposed acquisition, the diversion of management time on transaction-related issues, unexpected costs, charges or expenses resulting from the acquisition, potential litigation relating to the acquisition that could be instituted against the parties to the letter of intent or their respective directors, managers or officers, including the effects of any outcomes related thereto, the Company’s ability to successfully leverage its existing facilities to support its planned new operations for the combined entity in the oil and gas industries, Olenox’s ability to successfully leverage its proprietary plasma pulse and ultrasonic cleaning tools, Olenox’s ability to successfully generate additional revenue streams through third-party contracts, Machfu.com’s ability to successfully leverage its advanced IoT capabilities to diversify and increase its revenue base, the effect of government regulation, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

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